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                                                                   EXHIBIT 10.25


                               THIRD AMENDMENT TO
                               AGREEMENT OF LEASE


          THIS THIRD AMENDMENT TO AGREEMENT OF LEASE (this "Third Amendment") is dated as of February 1, 2002, by and between CROSSROADS DEVELOPERS ASSOCIATES, LLC, a New Jersey limited liability company having an office at 820 Morris Turnpike, Suite 301, Short Hills, New Jersey 07078 (hereinafter called "Landlord"), and NOVADIGM, INC., a Delaware corporation having an office at One International Boulevard, Mahwah, New Jersey 07495 (hereinafter called "Tenant").


                               Statement of Facts

          Pursuant to an Agreement of lease dated as of March 14, 1997, as amended by that First Amendment to Agreement of Lease dated as of June 30, 2001, and by that Second Amendment to Agreement to Lease dated as of July 1, 2001, Landlord leased to Tenant, and Tenant hired, portions of the second (2nd) floor (mezzanine) (comprising approximately 19,869 square feet), third
     (3rd) floor (comprising approximately 10,398 square feet), fifth
     (5th) floor (compromising approximately 34,349 square feet) and certain space in the basement of the Building located at One International Boulevard, Mahwah, New Jersey (such lease, as amended, shall hereinafter be collectively referred to as the "Lease").

          Landlord now desires to lease to Tenant, and Tenant desires to hire from Landlord, certain additional space located on the third (3rd) floor (comprising approximately 2,792 square feet) of the Building more particularly described on Exhibit A annexed hereto and made a part hereof (the "3rd Floor Additional Space"), and Landlord and Tenant desire to otherwise amend the Lease upon, and subject to, the terms, covenants and conditions herein contained.

          All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Lease.

     NOW, THEREFORE, in consideration of Ten ($10.00) Dollars in hand paid and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Effective as of February 1, 2002 (hereinafter called the "3rd Floor Additional Space Effective Date"), Landlord is leasing to Tenant, and Tenant is hiring from Landlord, the 3rd Floor Additional Space, upon, and subject to, all of the same terms, covenants and conditions set forth in the Lease, except that, as of the 3rd Floor Additional Space Effective Date;

          (a) the 3rd Floor Additional Space shall be deemed added to and a part of the Premises for all purposes of the Lease so that (i) the term "Premises" shall be deemed to include the 3rd Floor Additional Space; and
     (ii) the Termination Date of June 30, 2006



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     shall also apply to the 3rd Floor Additional Space;

          (b) the Basic Annual Rent for the Premises shall be increased by $58,632.00 per annum ($4,886.00 per month) to $1,415,568.00 per annum
($117,964.00 per month); and

          (c)  Tenant's Percentage Share shall be increased to 18.418%.

     2. Tenant acknowledges and agrees that Landlord has made no representations to Tenant with respect to the condition of the 3rd Floor Additional Space, that Tenant has taken the 3rd Floor Additional Space in its "as is" condition existing on the 3rd Floor Additional Space Effective Date and that Landlord shall have no obligation to perform any work in order to prepare the 3rd Floor Additional Space for Tenant's occupancy.

     3. Tenant covenants, warrants and represents that there were no brokers or finders instrumental in consummating this Third Amendment other than The Garibaldi Group ("BROKER"), and that no conversations or negotiations were had with any other brokers or finders concerning this Third Amendment and the extension and modification of the Lease. Tenant shall indemnify, defeat and hold Landlord harmless from and against any and all claims for brokerage commissions, consultation fees or other compensation arising out of or resulting from any conversations or negotiations had be Tenant with any brokers or finders, other than Broker.

     4. Except as and to the extent modified hereby, the Lease shall remain in full force and effect and binding upon the parties in accordance with its terms.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                   CROSSROADS DEVELOPERS ASSOCIATION, LLC

                                   By: ______________________________________
                                       Name:
                                       Title:

                                   NOVADIGM, INC.

                                   BY:  /s/ THOMAS V. HARMON
                                       ----------------------------------------
                                       Name: Thomas V. Harmon
                                       Title: Vice President - Product Services

                                       1/31/02




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                                                                       EXHIBIT A







                                  [FLOOR PLAN]





2792 RSF
3RD FL
CROSSROADS CORP. CENTER
MAHWAH, NJ